Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-40454, 333-84840 and 333-118662) and on Form S-8 (Nos. 333-03926, 333-61632, 333-100811, 333-44007 and 333-139868) of Amerigon Incorporated of our report dated February 19, 2007 relating to the financial statements and financial statement schedule for the year ended December 31, 2006, which appears in this

Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Detroit, Michigan

February 13, 2009